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                 EXHIBIT 21 - SUBSIDIARIES OF THE REGISTRANT


NAME                                    JURISDICTION OF INCORPORATION

The National City Bank                  United States
  of Evansville
Evansville, Indiana

The Peoples National Bank               United States
  of Grayville
Grayville, Illinois

The Farmers and Merchants Bank          State of Indiana
Fort Branch, Indiana

First Kentucky Bank                     Commonwealth of Kentucky
Sturgis, Kentucky

Lincolnland Bank                        State of Indiana
Dale, Indiana

The Bank of Mitchell                    State of Indiana
Mitchell, Indiana

Pike County Bank                        State of Indiana
Petersburg, Indiana

The State Bank of Washington            State of Indiana
Washington, Indiana

White County Bank                       State of Illinois
Carmi, Illinois

United Federal Savings Bank             United States
Vincennes, Indiana

The First National Bank                 United States
  of Wayne City
Wayne City, Illinois

NCBE Leasing Corp.                      State of Indiana
Evansville, Indiana

Twenty-One Southeast Third              State of Indiana
  Corporation
Evansville, Indiana